DEFERRED COMPENSATION
                           AGREEMENT BETWEEN
                     LOGANSPORT SAVINGS BANK, FSB
                                  AND
                          DAVID G. WIHEBRINK

     THIS AGREEMENT, dated and effective as of April 12, 2000, although executed and delivered on the date set forth immediately following Article V hereof, by and between Logansport Savings Bank, FSB (the "Bank") and David G. Wihebrink (the "Employee"),

                              W I T N E S S E T H:

     WHEREAS, the Employee is now serving as President of the Bank; and

     WHEREAS, the Bank desires to have the benefit of the Employee's continued loyalty, service and leadership until his retirement; and

     WHEREAS, the Bank desires to provide the Employee with the supplemental retirement benefit, to be paid upon his retirement in order to induce the Employee to remain with the Bank and to devote his highest skill and energy to the discharge of his employment duties; and

     WHEREAS, the parties desire to incorporate their entire agreement in this writing;

     NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and in further consideration of each act done pursuant hereto by either of the parties, the parties enter into the following Articles of
Agreement:

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                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Account. The term "Account" means the account maintained for the Employee under this Agreement, which is credited in each calendar year with amounts determined pursuant to Article II of this Agreement.

     Section 1.02. Administrator. The term "Administrator" means the Board, which shall have the sole authority to manage and control the operation and administration of this Agreement.

     Section 1.03. Board. The term "Board" means the Board of Directors of the Bank. Whenever the provisions of this Agreement require action by the Board, it may be taken by the Executive Committee of the Board or by an individual who is designated by the Board to take action on its behalf with the same force and effect as though taken by the entire Board.

     Section 1.04. Bank. The term "Bank" means Logansport Savings Bank, FSB.

     Section 1.05.  Effective  Date. The term  "Effective  Date" means April 12,
2000.

     Section 1.06. Employee. The term "Employee" means David G. Wihebrink.

     Section 1.07. Plan Year. The Term "Plan Year" means the consecutive  twelve
(12) month period beginning each January 1 and ending on the following December 31.

     Section 1.08. Retirement Age. The term "Retirement Age" means age sixty-five (65).

     Section 1.09. Termination of Employment. The term "Termination of Employment" means the date on which the Employee, prior to the attainment of his Retirement Age, retires, resigns or otherwise, voluntarily or involuntarily, terminates his full-time employment with the Bank. The Employee shall be deemed to have terminated his full-time employment with the Bank if he incurs a Total Disability.

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     Section 1.10.  Total   Disability.  The  term  "Total  Disability"  means a
physical or mental disability of such character which is sufficiently serious and permanent as to prevent the Employee from performing his normal duties for the Bank.

                                   ARTICLE II

                                 THE ALLOCATION

     Section 2.01. Amount of Allocations. On the last day of December, 2000, the Bank shall credit to the Employee's Account an amount equal to twenty-five thousand dollars ($25,000). On the last day of each December beginning with December, 2001 and occurring before the first to occur of (1) the Employee's retirement following the attainment of his Retirement Age, (2) the Employee's death or (3) the Employee's Termination of Employment, the Bank shall credit to the Employee's Account an amount equal to twenty-five thousand dollars ($25,000) times the percentage increase or decrease in Employee's base salary above or below $150,000 for the calendar year for which the allocation is being made. For the year in which Employee retires following his attainment of his Retirement Age, dies, or has a Termination of Employment, the Bank shall credit to the Employer's Account on the date he retires following the attainment of his Retirement Age, dies or has a Termination of Employment, the pro rata portion of the annual amount which would otherwise be credited to Employee on December 31st of that year had he not retired after reaching his Retirement Age, died or had a Termination of Employment during that year. Each allocation under this Section
2.01 shall be deemed to have been made for purposes of computing  interest under
Section 2.02 of this Agreement beginning on the required allocation date.

     Section 2.02. Allocation of Interest. After the end of each Plan Year, and on a pro rata basis throughout the next calendar year, immediately following the end of each Plan Year, Bank shall

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credit the  Employee's  Account,  with  interest,  compounded  annually,  on the undistributed balance then held in his Account. The annual rate of interest for each Plan Year shall be equal to the highest certificate of deposit rates offered by the Bank during the year preceding the year in which the interest is to be allocated. Interest with respect to any allocations made during a Plan Year shall accrue from the date of allocation.

                                   ARTICLE III

                                    BENEFITS

     Section 3.01. Death Benefits. Upon the death of the Employee prior to the attainment of his Retirement Age or prior to his Termination of Employment, his beneficiary, if living, or has contingent beneficiaries, if not, as determined pursuant to Section 4.03 of this Agreement, shall receive in a single lump sum cash payment the balance held in the deceased Employee's Account on the date of death. In the absence of any such designation or if the designated or contingent beneficiary is not living at the death of the Employee, the Account balance shall be paid in a lump sum to the Employee's spouse, if any, or, if none, to his estate. The lump sum payment shall be paid within sixty (60) calendar days after the Employee's death.

     Section 3.02. Retirement or Prior Termination of Employment. Upon the Employee's retirement after he attains his Retirement Age or upon his earlier Termination of Employment, he shall receive a cash payment of the balance in his Account at the time of his retirement following the attainment of his Retirement Age or his earlier Termination of Employment. The Account balance shall be paid in substantially equal monthly installments over a term of five (5) years commencing no later than sixty (60) calendar days after he retires after attaining his Retirement Age or after his earlier Termination of Employment.

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     Section 3.03.  Death After  Payments  Commence.  If  Employee dies prior to receiving any or all of the monthly installments contemplated by Section 3.02 of this Article III, the Account balance not yet paid to Employee shall be paid in a lump sum within sixty (60) calendar days after the Employee's death to his designated beneficiaries, if living, or to his contingent beneficiaries, if not living. In the absence of any such designation or if the designated or contingent beneficiary is not living at the death of the Employee, the Account balance shall be paid in a lump sum to the Employee's spouse, if any, or, if none, to his estate. Such payment shall be made within sixty (60) calendar days after the Employee's death.

     Section 3.04. Continued Interest Accrual. Amounts appropriated under this Agreement pending distribution shall continue to accrue interest at the rate and in the manner prescribed by Section 2.02 of the Article II hereof, which shall change on January 1st of each year as prescribed by that Section 2.02.

                                   ARTICLE IV

                                 ADMINISTRATION

     Section 4.01. Delegation of Responsibility. The Administrator may delegate duties involved in the administration of this Agreement to the Executive Committee of the Board or to such other person or persons whose services are deemed by it to be necessary or convenient. However, the ultimate responsibility for the administration of this Agreement shall remain with the Administrator.

     Section 4.02. Payment of Benefits. The amounts allocated to the Employee's Account and payable as benefits under this Agreement shall be paid solely from the general assets of the Bank. The Employee shall not have any interest in any specific assets of the Bank under the terms of this

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Agreement.  This Agreement  shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind or a fiduciary relationship between the Employee and the Bank.

     Section 4.03. Designation of Beneficiaries. The Employee shall designate in a writing filed with the Secretary of the Bank a beneficiary and a contingent beneficiary to whom death benefits or any unpaid benefits due hereunder at the date of the Employee's death shall be paid.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 5.01. Amendment of Agreement. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by the parties.

     Section 5.02. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the Bank, its successors and assigns, and the Employee, his heirs, legatees and personal representatives.

     Section 5.03. Non-Alienation. The Employee and his beneficiary, as determined pursuant to Section 4.03 of this Agreement, shall not have any right to anticipate, alienate or assign any rights under this Agreement, and any effort to do so shall be null and void. The monthly benefits payable under this Agreement shall be exempt from the claims of creditors or other claimants and from all orders, decrees, levies and executions and any other legal process to the fullest extent permitted by law.

     Section 5.04. Choice of Law. This Agreement shall be construed and interpreted pursuant to, and in accordance with, the laws of the State of Indiana.

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     Section  5.05.  Waiver.  Failure of any party  hereto to insist upon strict compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time.

     Section 5.06. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if personally delivered to the party to whom notice should be given at the addresses set forth below (or at such other address for a party as shall be specified by notice given pursuant hereto):

      Bank:                     Logansport Savings Bank, FSB
                                723 East Broadway
                                P.O. Box 569
                                Logansport, Indiana   46947

      Employee:                 David G. Wihebrink
                                3714 Tomlinson Drive
                                Logansport, Indiana   46947

     Section 5.07. Unenforceability. If any provision of this Agreement is deemed invalid or unenforceable, the remaining provisions shall remain in effect.

     Section 5.08. Headings. The headings in this Agreement are solely for convenience of reference and shall not affect its interpretation.

     Section  5.09.   Duration  of  this   Agreement.   This   Agreement   shall
automatically terminate at the date on which the balance of the Employee's Account has been distributed pursuant to the terms of this Agreement.

     Section 5.10. No Employment Contract. This Agreement shall not be construed as an agreement, consideration or inducement of employment or as affecting in any manner the rights

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or  obligations  of the Bank or of the Employee to continue or to terminate  the employment relationship at any time.

     IN WITNESS WHEREOF, the Bank and Employee have caused this Agreement to be executed as of this 20th day of March, 2001.

                                  LOGANSPORT SAVINGS BANK, FSB


                                  By: /s/ Charles J. Evans
                                     -------------------------------------------
                                     Charles J. Evans, Senior Vice President


                                      /s/ David G. Wihebrink
                                     -------------------------------------------
                                     David G. Wihebrink

                                                         "Employee"